Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated July 10, 2017, relating to the financial statements of Virtue Resources Corporation as of March 31, 2017 and for the period from February 17, 2017 (date of inception) to March 31, 2017. We also consent to the reference to our firm under the heading "Interests of Named Experts and Counsel" appearing therein.

/s/ Briggs & Veselka Co.

Briggs & Veselka Co.
Houston, Texas
July 10, 2017